SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 15, 2001
Date of Report (Date of earliest event reported)

POINT WEST CAPITAL CORPORATION
( Exact name of registrant as specified in its charter)

Delaware	0-27736	94-3165263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Montgomery Street, Suite 250, San Francisco, CA 94111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (415)394-9467

Item 5. Other Events

        On August 15, 2001 Point West Capital Corporation  issued a press release announcing Second quarter results and finaical condition.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

        99.1 Text of Press Release dated August 15,  2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

POINT WEST CAPITAL CORPORATION

By: /s/ John Ward Rotter
John Ward Rotter
Chief Executive Officer

Date: August 16, 2001

EXHIBIT INDEX

Exhibit Number	Document Description	Sequential Page Number
99.1	Text of Press Release dated August 15, 2001
5

FOR IMMEDIATE RELEASE
August 15, 2001

POINT WEST CAPITAL CORPORATION
ANNOUNCES SECOND QUARTER RESULTS
AND FINANCIAL CONDITION

       SAN FRANCISCO --(August 15, 2001) Point West Capital Corporation (OTC Symbol: PWCC.OB) today reported the following:

(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June, 30		June, 30
	2001	2000	2001	2000
Loss before extraordinary gain	$(1,484)	$(3,343)	$(5,563)	$(3,427)
Extraordinary gain	$--	$--	$--	$1,242
Net Loss	$(1,484)	$(3,343)	$(5,563)	$(2,185)
Loss per share before extraordinary gain:
Basic	$(0.44) (1)	$(1.00) (1)	$(1.66) (1)	$(1.02) (2)
Diluted	$(0.44) (1)	$(1.00) (1)	$(1.66) (1)	$(1.02) (2)
Net loff per share:
Basic	$(0.44) (1)	$(1.00) (1)	$(1.66) (1)	$(0.65) (2)
Diluted	$(0.44) (1)	$(1.00) (1)	$(1.66) (1)	$(0.65) (2)

(1)  Based on 3,352,624 weighted-average shares of common stock outstanding.
(2)  Based on 3,352,443 weighted-average shares of common stock outstanding.

       The Company reported a net loss of $1.5 million for the three months ended June 30, 2001 compared to a net loss of $3.3 million for the three months ended June 30, 2000. The loss resulted primarily from a $729,000 loss on securities for the three months ended June 30, 2001, compared to a $3.3 million net loss on securities for the same period in 2000.

       The Company reported a net loss of $5.6 million for the six months ended June 30, 2001 compared to a net loss of $2.2 million for the six months ended June 30, 2000. The loss resulted primarily from a $4.1 million loss on securities for the six months ended June 30, 2001, compared to a $2.8 million net loss on securities for the same period in 2000. Results for the six-month period ended June 30, 2000 included the positive effects of (i) a $1.2 million extraordinary gain, net of income taxes of $822,000, related to the Company's wholly-owned viatical settlement subsidiary, which was reported in the first quarter of 2000 and (ii) $1.1 million of interest income recognized in connection with a warrant received during the first quarter of 2000.

       Point West Capital is a specialty financial services company. Further information regarding the Company, its results of operations and the other matters discussed in this press release is contained in the Company's Form 10-QSB for the quarterly period ended June 30, 2001 filed with the Securities and Exchange Commission on August 14, 2001.

       The following is summary balance sheet information as of June 30, 2001:

Cash and cash equivalents......................................................................	$1,838,184

Restricted cash...........................................................................................	$2,572,385

Investment Securities --available-for-sale...............................................	$126,794

Loans receivable, net of unearned income of ........................................

$591,847 and net of an allowance for loan .......................................

losses of $190,000.................................................................................	$36,614,135

Purchased life insurance policies..............................................................	$28,807,889

Non-marketable securities..........................................................................	$6,006,221

Total assets..................................................................................................	$78,410,597

Revolving certificates.................................................................................	$8,982,346

Term certificates...........................................................................................	$23,532,229

Securitized notes payable...........................................................................	$34,341,464

Debenture payable.......................................................................................	$6,500,000

Total liabilities..............................................................................................	$74,173,723

Accumulated comprehensive loss, net of tax.........................................	$(80,774)

Accumulated deficit....................................................................................	$(22,943,920)

Total stockholders’ equity........................................................................	$4,236,874

(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE EARNINGS).

CONTACTS: POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
Alan B. Perper, 415/394-9467